                          [LATHAM & WATKINS LETTERHEAD]


                                _______________

                                  EXHIBIT 5.1


                                October 31, 1997




Board of Directors
Candlewood Hotel Company, Inc.
Lakepoint Office Park
9342 East Central
Wichita, Kansas   67206

                 Re:      Registration Statement on Form S-8

Gentlemen:

                 At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares (the "Shares") of common stock, $.01 par value, of Candlewood Hotel Company, Inc. (the "Company"), none of which are issued and outstanding as of the date hereof, but which are issuable upon exercise of options previously granted and to be granted in the future under the 1996 Equity Participation Plan of Candlewood Hotel Company, Inc. (the "Plan").

                 We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

                 We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

                 Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the exercise of options granted pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and each in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

                 We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                   Very Truly Yours,

                                                   /s/ Latham & Watkins